UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2022

SANABY HEALTH ACQUISITION CORP. I

(Exact name of registrant as specified in its charter)

Delaware	001-40909	86-3158278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2625 Middlefield Road #990

Palo Alto, CA 94306

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 580-1810

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	SANBU	The Nasdaq Stock Market LLC

Shares of Class A common stock, par value $0.0001 per share	SANB	The Nasdaq Stock Market LLC

Redeemable Warrants, each exercisable for one share of Class A common stock for $11.50 per share	SANBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On October 17, 2022, Sanaby Health Acquisition Corp. I (the “Company”) issued a press release announcing that due to the Company’s inability to consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation, as amended (the “Amended Charter”), the Company intends to dissolve and liquidate in accordance with the provisions of it’s the Amended Charter and will redeem all of the outstanding shares of Class A common stock that were included in the units issued in its initial public offering (the “Public Shares”), at a per-share redemption price of approximately $10.22 (without giving effect to any interest that may be withdrawn to pay for taxes and dissolution expenses).

As of the close of business on October 19, 2022, the Public Shares will be deemed cancelled and will represent only the right to receive the redemption amount.

In order to provide for the disbursement of funds from the trust account, the Company has instructed the trustee of the trust account to take all necessary actions to liquidate the securities held in the trust account. The proceeds of the trust account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after October 19, 2022.

The Company’s sponsor has agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 17, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANABY HEALTH ACQUISITION CORP. I

	By:	/s/ Sandra Shpilberg
	Name:	Sandra Shpilberg
	Title:	Chief Executive Officer

Dated: October 17, 2022